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                                                                    Exhibit 23.5


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 26, 1998 accompanying the consolidated financial statements and schedule included in the Annual Report on Form 10-K of Spice Entertainment Companies, Inc. for the year ended December 31, 1997. We consent to the incorporation by reference in the Registration Statement on Form S-4 of the aforementioned report and to the use of our name as it appears under the caption "Experts."

                                             /s/ GRANT THORNTON LLP



New York, New York
December 1, 1998